Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AMENDMENT NO. 3 TO THE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 3 to the Development and License Agreement (“Amendment No. 3”) is entered into as of May 26, 2020 (“Amendment No. 3 Effective Date”) by and between Pfenex Inc., a Delaware corporation (“Pfenex” or “Party”) and Alvogen Malta (Out-Licensing) Ltd., a Maltese corporation (“Alvogen” or “Party”, and together with Pfenex, the “Parties”).

BACKGROUND

A.

Pursuant to that certain Development and License Agreement, dated as of February 28, 2019 as subsequently amended (the “Agreement”), Pfenex granted Alvogen certain development and commercialization rights with respect to the Product worldwide, excluding the Excluded Territory, all as set forth therein in more detail therein;

B.

In connection with Alvogen negotiating a sub-licensing agreement with [***] for Brazil, Colombia, Mexico, Ecuador, Paraguay and Peru markets (“South America Markets”) (“South America Sub-Licensing Agreement”), the Parties now desire to amend the Agreement as set forth below;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

2.	The Parties agree to amend the Agreement as follows:

1.1

During the term of the South America Sub-Licensing Agreement, the definition of the Competing Product in the Agreement shall not apply to the South America Markets and the South America Sub-licensing Agreement, subject to Paragraph 1.2 of this Amendment No. 3.

1.2	Definition of the South America Competing Product is introduced and shall be applicable for the South America Markets and the South America Sub-licensing Agreement, as follows:

”South America Competing Product” means (a) the Reference Product and (b) an approved therapeutic product that contains API (teriparatide), strength, formulation, presentation and delivery method as the Product, to the extent such product is labeled for use for the same approved indication as the Reference Product as of the Effective Date of the South America Sub-Licensing Agreement”

Accordingly, solely for purposes of and during the term of the South America Sub-Licensing Agreement, the term Competing Product will be replaced by South America Competing Product in the Agreement.

1.3	Section 2.2.(b) of the Agreement is supplemented by the addition of subparagraph (b)1, as follows:

”Section 2.2.(b).1. Alvogen is entitled for the South America Markets to grant to [***] as its Sublicensee right to sub-license to [***] Affiliates (as listed below).”

1.4	New Section 2.5 is added, as follows:

“During the term of the South America Sub-Licensing Agreement, the non-competition limitation stipulated in Section 2.4 shall not apply to the South America Markets for which non-competition limitation as described in this Section 2.5 shall apply only to Alvogen, which shall not through

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] (as listed below) in the South America Markets sell a South America Competing Product throughout the exclusivity of the Sub-Licensing Agreement for the benefit of [***].

[***] Affiliates are: [***]

For the sake of clarity, limitations stipulated in this Section 2.5 shall apply to [***] Affiliates for as long as they are considered Affiliates of [***].”

1.5

Section 3.4(c) of the Agreement shall not be applicable with respect to the South America Markets. Accordingly, Pfenex shall not have right of reference over Regulatory Materials, MAA Approval and other Regulatory Approvals, other documents, information and data contained in such filings or approvals filed in the South America Markets without previous written consent of [***].

1.6

Notwithstanding Section 4.3 of the Agreement, if Alvogen is obligated to [***] received from [***] for the South America Sub-License Agreement as a result of [***] terminating the South America Sub-License Agreement for: a) [***]

Without limiting Alvogen’s reporting obligations under Section 3.4(a) and (b) Agreement, Alvogen shall keep Pfenex informed regarding the progress toward obtaining the MAA Approval in Brazil and promptly notify Pfenex of any issues that arising with respect to the meeting such requirement within the timelines therefor.

1.7

If additional studies, clinical trials, data and other development activities relating to the Product are requested to be conducted for the purpose of grant of the Regulatory Approval, either by the Regulatory Authorities or [***], Alvogen shall inform Pfenex and the Parties shall discuss in good faith on the way to finance such activities including ownership of any resulting Intellectual Property. If the Parties decide not to finance such work, then Section 6.2 shall not apply to the Clinical Intellectual Property (as defined below) created and paid by or on behalf of [***] in relation to the South America Sub-License Agreement. Accordingly, [***] shall own all results, including, but not limited to any invention, result, documentation, information, improvement and/or Intellectual Property (“Clinical Intellectual Property”) arising as a consequence of additional studies, clinical trials, data and other development activities relating to the Product and upgrade of the Regulatory Materials for the South America Markets needed to obtain the Regulatory Approvals, including the MAA, in the Territory. Nevertheless, if the Parties agree not to finance such work, then Alvogen shall undertake reasonable efforts to negotiate with [***] grant of non-exclusive, worldwide, irrevocable license (with the right of sublicense) under any Patents obtained by [***] Clinical Intellectual Property to Pfenex.

1.8	Section 10.1 of the Agreement shall not be applicable for the South America Markets and the term for the South America Markets shall be as follows:

Term. This Agreement shall for the South America Markets become effective on the Effective Date and continue for ten (10) years following the First Commercial Sale in the South America Markets (“Initial Term”) subject to automatic renewal for successive one (1) year periods (”Renewal Terms”) unless notice of non-renewal is provided by either Party at least one hundred and eighty (180) days prior to the expiration of the then current renewal term.

1.9

In case of termination of the Agreement for the South America Markets, or if [***] notifies Alvogen on termination of the South America Sub-License Agreement, then Alvogen shall put Pfenex in contact with [***] in order for Pfenex and [***] to negotiate execution of agreement within a period of twelve (12) months between [***] and Pfenex pursuant to which [***] would Commercialize the Product for the South America Markets (“New License Agreement”). If Pfenex and [***] execute the New License Agreement, then: (a) Pfenex and [***] shall notify Alvogen on the consequences of such New License Agreement on the MAAs submitted and any

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

MAA Approvals held by Sublicensee and other relevant terms, (b) Alvogen shall comply with written instruction of Pfenex and [***] and (c) [***] shall retain the Product License for the South America Markets until the earlier of: (y) expiry or termination of the New License Agreement or (z) the expiry of the original term of the South America Sub-License Agreement. If Pfenex and [***] fail to execute the New License Agreement within abovementioned timeline, then (i) [***] shall be entitled to continue to sell Products ordered prior to termination of the Agreement in the ordinary course for twelve (12) months (“Sell Off Period”) and at expiry of the Sell Off Period, Pfenex may: i) purchase back inventory at the price paid for the Products by [***] (“Buyback”) or ii) allow sales to continue until exhaustion of inventory (“Extended Sell Off Period”) and (ii) Alvogen shall continue supplying [***] with Products necessary to complete any outstanding tender commitments (“Tender Commitments”).  After fulfillment of all such Tender Commitments or end of the Sell Off Period or Extended Sell Off Period, whichever is later in the South America Markets, [***] shall initiate cancellation of the MAAs and MAA Approvals held by Sublicensee.

1.10

Termination clauses stipulated in Sections 10.4. and 10.7 shall not be applicable for termination of the Agreement for the South America Markets and all references to such Sections as well as to Section 6.2 in Section 10.3 shall not apply in case of termination of the Agreement for the South America Markets, except for Section 10.4.(a) which shall be applicable only after failure of Pfenex and [***] to execute the New License Agreement to the extent not contradicting Paragraphs 1.5, 1.6, 1.7, 1.8 and 1.9 of this Amendment No. 3.

1.11

No limitation of liability shall apply in case of Pfenex’s breach of exclusivity stipulated in Section 2.1.(a) of the Agreement in the South America Market that remains uncured after 60 days of notice to Pfenex referencing such Section 2.1(a) and specifying the particulars of such breach.

a)	All other provisions of the Agreement not amended by this Amendment No. 3 shall remain valid in un-amended form and content.

b)	This Amendment No. 3 shall become effective of the Amendment No. 3 Effective Date.

c)

This Amendment No. 3 may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same Amendment No. 3. The exchange of copies of this Amendment No. 3 and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment No. 3 as to the Parties and may be used in lieu of the Amendment No. 3 for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, each Party has caused this Amendment No. 3 to be executed by its duly authorised representative:

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PFENEX INC.

By: /s/ Eef Schimmelpennink

Name:Eef Schimmelpennink

Title:CEO

ALVOGEN MALTA (Out-Licensing) LTD.

By: /s/ Mark Decesare

Name:Mark Decesare

Title:Senior Finance Director

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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